 Chemed, pg. 1

CONTACT:  Timothy S. O'Toole                                           FOR IMMEDIATE RELEASE
Chemed Corporation

                                       Chemed Announces Restructuring Plans;
                            to Take $15 Million to $18 Million Charge in Fourth Quarter

                  CINCINNATI, November 30, 2001--Chemed Corporation (NYSE:CHE)
(OTCBB:CHEQP) today announced that its Board of Directors has approved a restructuring plan that will result in an aftertax charge in the fourth quarter of approximately $15 million to $18 million.  Significantly, a majority of the charges are noncash charges, and substantial savings are expected as a result of the restructuring initiatives.
                  Among the major elements of the restructuring plan are the following:
                  .        Chemed will reduce corporate headquarters personnel, as well as reduce its Board of Directors by two inside directors.
                  .        Chemed's flagship Roto-Rooter subsidiary will exit various underperforming heating, ventilating, and air-conditioning (HVAC)
                           businesses and non-Roto-Rooter-branded plumbing operations.
                           Divestment of these operations will enable management to focus on the core Roto-Rooter plumbing and drain-cleaning businesses, which it expects to expand through franchise acquisitions.

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                                                                                                      Chemed, pg. 2

                  .        Chemed's Service America major-appliance and HVAC service
                           subsidiary and Patient Care home-healthcare subsidiary will reduce personnel and write down certain nonperforming assets and intangibles.
                  .        Chemed's long-term debt will be restructured in order to take advantage of current attractive interest rates.
Chemed will provide more details about these restructuring initiatives with its 2001 year-end results to be reported in February 2002.
                  Chemed Corporation (www.chemed.com), headquartered in Cincinnati, is a New York Stock Exchange-listed corporation with strategic positions in plumbing and drain cleaning; residential appliance and air-conditioning repair; and home healthcare services.
                  Statements in this press release or in other Chemed communications may relate to future events or Chemed's future performance.  Such statements are forward-looking statements and are based on present information Chemed has related to its existing business circumstances.  Investors are cautioned that such forward-looking statements are subject to inherent risk that actual results may differ materially from such forward-looking statements.  Further, investors are cautioned that Chemed does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.
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